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[LOGO] Metlife(R)
                                                                                          ADMINISTRATIVE OFFICE
METROPOLITAN LIFE INSURANCE COMPANY                                                              METLIFE
200 Park Avenue, New York, NY 10166-0188                                           1 City Place, 185 Asylum Street, 3CP
                                                                                Annuity Services, Hartford, CT 06103-3415
VARIABLE ANNUITY APPLICATION
METLIFE FINANCIAL FREEDOM SELECT(R)                                                        FOR COMPANY USE ONLY
SEP, SIMPLE IRA
VERSION 1                                                                       No.______________________________________

                                                                                Contract No. ____________________________

1.   EMPLOYER INFORMATION (TO BE COMPLETED BY REPRESENTATIVE)

CHECK ONE: [_] Existing Group: Employer Group # _____________________________

           [_] New Group: If new group, complete the following:

(a) Employer ____________________________________________________________________________________________________________

(b) Plan Name (If different) ____________________________________________________________________________________________

(c) Address _____________________________________________________________________________________________________________

2.   METLIFE FINANCIAL FREEDOM SELECT CLASS SELECTION

SELECT ONE CLASS -- IF NO CLASS IS SELECTED, THE B CLASS WILL AUTOMATICALLY BE CHOSEN.

[_] B Class [_] C Class [_] L Class

3.   CERTIFICATE APPLIED FOR:

[_] SEP     [_] SIMPLE IRA

4.   PARTICIPANT (MUST ALSO BE THE ANNUITANT AND THE OWNER)

Name (First, Middle Initial, Last)                                              Marital Status       Date of Birth
_____________________________________________________________________________   __________________   ____________________

Street Address                                                                  Social Security #
_____________________________________________________________________________   _________________________________________

City, State, ZIP Code                                                           Employee Identification # (If other than
                                                                                Social Security #)
_____________________________________________________________________________   _________________________________________

Home Telephone #                     Work Telephone #                           Occupation
__________________________________   ________________________________________   _________________________________________

Gender: [_] Male [_] Female          Specify Citizenship:         [_] U.S.A.  [_] Other _________________________________

Plan Participation Date:  /  /       Are you retired?     [_] Yes   [_] No      E-mail Address __________________________

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5.   PRIMARY AND CONTINGENT BENEFICIARY(IES)

    Beneficiary Type        Name (First, Middle Initial, Last)  Relationship to Participant  Social Security #
--------------------------  ----------------------------------  ---------------------------  -----------------

[_] Primary [_] Contingent  __________________________________  ___________________________  _________________

[_] Primary [_] Contingent  __________________________________  ___________________________  _________________

[_] Primary [_] Contingent  __________________________________  ___________________________  _________________

[_] Primary [_] Contingent  __________________________________  ___________________________  _________________

6.   CONTRIBUTION

                                                 Amount          Times per Year

Employee Salary Reduction/1/:             ____________________ X _______________

Employer Contribution:                    ____________________ X _______________

Payroll Effective Date:                   ____________________
                                              (mm/dd/yyyy)

Lump Sum Direct Transfer Amount/Rollover: ____________________

Source of Funds for Transfer:

 Annuity Contract    Pension Assets    Cert. of Deposit     Mutual Fund    Money Market        Bonds

__________________  ________________  __________________  _______________  ______________  _____________

      Stocks              Loan            Life Policy        Endowment      Real Estate        Other

__________________  ________________  __________________  _______________  ______________  _____________
                                                          (Maturity Date)                  (Description)

/1/  I CERTIFY THAT I HAVE ENTERED INTO A VALID SEPARATE SALARY REDUCTION AGREEMENT WITH MY EMPLOYER MEETING THE
     REQUIREMENTS OF THE INTERNAL REVENUE CODE FOR CONTRIBUTIONS TO BE MADE AS EMPLOYEE ELECTIVE DEFERRALS.

7. REPLACEMENT (MUST BE COMPLETED)

(a)  Do you have any existing individual life insurance or annuity contracts?   [_] Yes  [_] No
     IF "YES", APPLICABLE DISCLOSURE AND REPLACEMENT FORMS MUST BE ATTACHED.

(b)  Will the annuity applied for replace or change one or more existing annuity or life insurance contracts?
     [_] Yes  [_] No
     IF "YES", APPLICABLE DISCLOSURE AND REPLACEMENT FORMS MUST BE ATTACHED.

     (NOTE: REPLACEMENT INCLUDES ANY SURRENDER, LOAN, WITHDRAWAL, LAPSE, REDUCTION IN OR REDIRECTION OF PAYMENTS ON AN
     ANNUITY OR LIFE INSURANCE CONTRACT IN CONNECTION WITH THIS APPLICATION.)

                                                                            Check [X] if     Check [X] if
                                         Transaction Description             Trustee to     Group Life or
Company Name  Policy/Contract #  (e.g., "Full withdrawal of cash value")  Trustee Transfer     Annuity
-------------------------------  ---------------------------------------  ----------------  -------------

_______________________________  _______________________________________  _______________________________

_______________________________  _______________________________________  _______________________________

_______________________________  _______________________________________  _______________________________

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8.   OPTIONAL RIDERS (AVAILABLE AT TIME OF APPLICATION AND MAY NOT BE CHANGED ONCE ELECTED. THERE ARE ADDITIONAL CHARGES
     FOR THE RIDERS)

     LIVING BENEFIT RIDERS* (Check only one or none)

     [_] The Predictor(SM) (Guaranteed Minimum Income Benefit)** [_] MetLife Lifetime Withdrawal Guarantee(TM)

 *   Not available in all states. State availability must be verified for each of the Living Benefit riders.

     DEATH BENEFIT RIDER

     [_] Annual Step-up

**   The GMIB may have limited usefulness in connection with tax-qualified contracts, such as IRA's because if the GMIB is not exercised on or before the date required minimum distributions must begin under a tax-qualified plan or IRA, the contract owner or beneficiary might be unable to exercise the GMIB benefit under this Rider due to the restrictions imposed by the minimum distribution requirements. If you plan to exercise the GMIB after your required minimum distribution beginning date under a tax qualified contract or IRA, you should consider whether the GMIB is appropriate for your circumstances. You should consult your tax advisor.

9.   AUTHORIZATION & SIGNATURE(S)

(a)  NOTICE TO APPLICANT

ARKANSAS, LOUISIANA, AND NEW MEXICO RESIDENTS ONLY: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

COLORADO RESIDENTS ONLY: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of life insurance and civil damages. It is also unlawful for any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with respect to a settlement or award from insurance proceeds. Such acts shall be reported to the Colorado Divisions of Insurance with the Department of Regulatory
Agencies to the extent required by applicable law.

DISTRICT OF COLUMBIA RESIDENTS ONLY: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

KENTUCKY RESIDENTS ONLY: Any person who knowingly and with the intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

MAINE, TENNESSEE AND WASHINGTON RESIDENTS ONLY: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

NEW JERSEY RESIDENTS ONLY: Any person who knowingly files a statement of claim containing false or misleading information is subject to criminal and civil penalties.

OHIO RESIDENTS ONLY: A person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing false or deceptive statement is guilty of insurance fraud.

PENNSYLVANIA RESIDENTS ONLY: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

FLORIDA RESIDENTS ONLY: ANY PERSON WHO KNOWINGLY AND WITH INTENT TO INJURE, DEFRAUD, OR DECEIVE ANY INSURER FILES A
STATEMENT OF CLAIM OR AN APPLICATION CONTAINING ANY FALSE, INCOMPLETE, OR MISLEADING INFORMATION IS GUILTY OF A FELONY OF
THE THIRD DEGREE.

OTHER IMPORTANT STATE NOTICES

MASSACHUSETTS RESIDENTS ONLY: The variable annuity for which you are making this application gives us the right to restrict or discontinue allocations of purchase payments to the Fixed Interest Account and reallocation from the
Investment Divisions to the Fixed Interest Account. This discontinuance right may be exercised for reasons which include but are not limited to our ability to support the minimum guaranteed interest rate of the Fixed Interest Account when the yields on our Investments would not be sufficient to do so. This discontinuance will not be exercised in an unfairly discriminatory manner. The prospectus also contains additional information about our right to restrict access to the
Fixed Interest Account in the future. BY SIGNING THIS APPLICATION, I ACKNOWLEDGE THAT I HAVE RECEIVED, READ AND
UNDERSTOOD THE STATEMENTS IN THIS APPLICATION AND IN THE PROSPECTUS THAT THE FIXED INTEREST ACCOUNT MAY NOT BE AVAILABLE
AT SOME POINT DURING THE LIFE OF THE CONTRACT INCLUDING POSSIBLY WHEN THIS CONTRACT IS ISSUED.

PENNSYLVANIA RESIDENTS ONLY: ANNUITY PAYMENTS OR SURRENDER VALUES, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF A
SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

                                                                                                      CONTINUED ON PAGE 4

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9.   AUTHORIZATION & SIGNATURE(S) CONTINUED FROM PAGE 3

(b)  SIGNATURES

     I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief.
     I have received MetLife's CUSTOMER PRIVACY NOTICE, the current prospectus for the MetLife Financial Freedom Select, and all required fund prospectuses. I UNDERSTAND THAT ALL VALUES PROVIDED BY THE CONTRACT/CERTIFICATE BEING APPLIED
     FOR, WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO
     THE AMOUNT. I understand that there is no additional tax benefit obtained by funding an IRA with a variable annuity.
     I understand that The Internal Revenue Service may take the position that the use of certain death benefit riders may adversely affect the qualification of the IRA contract/certificate. Please consult the tax section of the prospectus for further details.

     Under penalties of perjury, I certify that (a) the Social Security Number shown on this form is my correct number, and (b) I am not subject to backup withholding because (i) I am exempt from backup withholding or (ii) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest and dividends or (iii) the IRS has notified me that I am no longer subject to backup withholding and (c) I am a U.S.
     person (including a U.S. resident alien). (Note that you must cross out item (b) above if the IRS has notified you that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.)

City & State where application signed ___________________________________________________________________________________

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE
CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

______________________________________________________________________________________________________   ________________
Signature of Participant                                                                                 Date

10.  REPRESENTATIVE INFORMATION

STATEMENT OF REPRESENTATIVE All answers are correct to the best of my knowledge. I have provided the Proposed Participant with MetLife's CUSTOMER PRIVACY NOTICE, prior to or at the time he/she completed the application form. I have also delivered a current MetLife Financial Freedom Select prospectus, and all required fund prospectuses; and reviewed the financial situation of the Proposed Owner as disclosed, and believe that a multifunded annuity contract would be suitable. I am properly FINRA registered and licensed in the state where the Proposed Participant signed this application.

DOES THE APPLICANT HAVE EXISTING LIFE INSURANCE POLICIES OR ANNUITY CONTRACTS? [_] Yes [_] No
If "Yes", applicable disclosure and replacement forms must be attached.

IS THIS ANNUITY BEING PURCHASED TO REPLACE ANY EXISTING LIFE INSURANCE OR ANNUITY POLICY(IES)? [_] Yes [_] No
If "Yes", applicable disclosure and replacement forms must be attached.

(NOTE: REPLACEMENT INCLUDES ANY SURRENDER, LOAN, WITHDRAWAL, LAPSE, REDUCTION IN OR REDIRECTION OF PAYMENTS ON AN ANNUITY
OR LIFE INSURANCE CONTRACT IN CONNECTION WITH THIS APPLICATION.)

______________________________________________________________________________________________________   ________________
Signature of Representative                                                                              Date

Printed Representative Name (First, Middle Initial, Last)                                       State License I.D.#
____________________________________________________________________________________________    _________________________

STATEMENT OF MANAGER/REGISTERED PRINCIPAL: I have reviewed this application as well as all submitted supplemental material. I believe this sale to be appropriate and suitable for the client based upon this review and the facts and circumstances known to me.

Approved _____________________________________________________________________________________________   ________________
          Signature of Managing Director (or authorized Registered Principal)                            Date

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                              REQUIRED INFORMATION
1.   FINANCIAL DISCLOSURES

(1)  Sum of Estimated Annual Income $ __________________________________________

(2)  Sum of Estimated Liquid Net Worth $ _______________________________________

     (NOTE: LIQUID NET WORTH IS LIQUID ASSETS, THOSE THAT CAN BE TURNED INTO CASH QUICKLY AND EASILY, LESS LIABILITIES.
     INCLUDE IN LIQUID NET WORTH, THE AMOUNT OF THIS INVESTMENT. EXCLUDE FROM LIQUID NET WORTH YOUR PERSONAL PROPERTY,
     PERSONAL RESIDENCE, REAL ESTATE, BUSINESS EQUITY, HOME FURNISHINGS AND AUTOS.)

(3)  Total Existing Assets - what is the total value of all your existing assets including investments, real estate, bank accounts, and personal property.

     [_]$0 - $500,000 [_]$500,000 - $1,000,000 [_]$1,000,000 - $5,000,000 [_]$5,000,000 +

(4)  What is the total face value of all existing life insurance holdings? $ _______________________________________

(5)  Tax Bracket $ _______________________________________

(6)  Is the source of funds a MetLife or MetLife Securities, Inc. policy, account or contract?   [_]Yes [_]No

(7)  Tax Market of funds used to purchase this annuity (if applicable, choose all that apply)

     [_]Non-Qualified  [_]SEP      [_]401(a)     [_]403(b) [_]Traditional IRA [_]SARSEP  [_]401(k)

     [_]403(b)(7)      [_]Roth IRA [_]SIMPLE IRA [_]403(a) [_]KEOGH           [_]Other

(8)  Prior Investment Experience (Choose all that apply and indicate your years of experience)

     [_]Stocks__years [_]Mutual Funds__years  [_]Certificate of Deposit (CD)__years [_]None

     [_]Bonds__years  [_]Money Markets__years [_]Other____years                     [_]Annuities__Years

(9)  How many years remain before you plan to take a significant disbursement from this account?
     (Significant should be defined as more than 10% of the account balance in any year.)

     [_]less than  5 years  [_]5 to 9 years    [_]10 or more years

(10) Do you anticipate making a withdrawal, other than pursuant to a systematic withdrawal plan, before you attain age
     59 1/2?

     [_]Yes [_]No

(11) Was Asset Allocation Questionnarie/Worksheet used?                [_]Yes  [_]No

     If yes, what was the client's overall risk tolerance resulting from asset allocation questionnaire?

     [_]Conservative [_]Conservative to Moderate [_]Moderate [_]Moderate to Aggressive [_]Aggressive

(12) Describe risk tolerance applicable to this contract. (How would you catagorize yourself as an investor?)
     (Choose one.)

     [_]Conservative - Generally wants minimal risk by limiting exposure to high-risk investments while still seeking some growth

     [_]Conservative to Moderate - Generally can tolerate some moderate risk in a portion of your investment while allocating a significant amount of your investment in lower risk options

     [_]Moderate - Generally can tolerate some short-term market volatility by balancing higher risk options with lower risk options

     [_]Moderate to Aggressive - Generally comfortable with market volatility in short term but seeks to soften the sharp swings in market value with some lower risk options

     [_]Aggressive - Generally not concerned with extreme price fluctuations in the market and seeks highest growth potential

(13) Describe the owner's investment objective of this contract

     [_]Preservation of Capital - seeks income and stability, with minimal risk

     [_]Income - seeks current income over time

     [_]Growth & Income - seeks capital appreciation over long term combined with current dividend income

     [_]Growth - seeks capital appreciation over long term

     [_]Aggressive Growth - seeks maximum capital appreciation over time by investing in speculative and/or high risk securities

                        PLEASE COMPLETE PAGES A THROUGH E

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                                                   REQUIRED INFORMATION

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
1.   FINANCIAL DISCLOSURES CONTINUED FROM PAGE A

(14) Number of Dependant(s) ___Age(s) ___
     (includes spouse, children or other persons living with you that you support)

(15) Who is the owner's Employer? (SEP/SIRA only) _______________________________________________________________________

(16) Is the Proposed Owner a member of the military services or a dependent of a member of the military services?
     [_] Yes  [_] No
     If "Yes", please leave the  IMPORTANT INFORMATION FOR MEMBERS OF THE MILITARY SERVICES AND THEIR DEPENDENTS WITH
     THE PROPOSED OWNER.

(17) Purpose of Annuity Contract: (Choose one.)

     [_] Income - Primary purpose is to satisfy income needs in the future through annuitization or withdrawals.

     [_] Estate Planning - Primary purpose is to transfer wealth to beneficiaries upon death.

     [_] Wealth Accumulation - Primary purpose is long term accumulation of value without express desire for "retirement income" or "estate planning"

     [_] Retirement Planning - Primary purpose is long term accumulation of value specifically to meet or supplement income needs upon retirement.

     [_] Other

(18) What is Owner's citizenship? [_] USA [_] Other_____________

     If "Other" selected above, please answer the following:

     Does the owner reside in the United States?                                                         [_]Yes [_]No

     Does the owner work in the United States?                                                           [_]Yes [_]No

     Does the owner own a home or property in the United States?                                         [_]Yes [_]No

     Does the owner own a business in the United States?                                                 [_]Yes [_]No

     Does the owner have a United States bank account?                                                   [_]Yes [_]No

     Does Owner have any known ties to a foreign political official
     (immediate family, in-law, former spouse, or close associate)?                                      [_]Yes [_]No

(19) Are owner(s) or an immediate family member associated with an FINRA member firm?                    [_]Yes [_]No

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2.   OPTIONAL AUTOMATED INVESTMENT STRATEGIES

If no Automated Investment Strategy (Equity Generator(SM), Allocator(SM), Rebalancer(R), Index Selector(SM)) is chosen, go to page E and complete column 1, "Allocation" only. If selecting a strategy, follow the instructions as indicated.
Please note only one strategy can be selected.

..    EQUITY GENERATOR(SM)

     EACH MONTH AN AMOUNT EQUAL TO THE INTEREST EARNED IN THE FIXED INTEREST ACCOUNT IS TRANSFERRED TO ONE FUNDING CHOICE
     YOU SELECT.

     STEP 1--Indicate what percentage of your contributions will be allocated to the Fixed Interest Account on page D, in column 1.

     STEP 2--Each month an amount equal to the interest earned in the Fixed Interest Account is transferred to the one fund of your choice on page D in column 3. This should be 100% for the one fund you choose.

     STEP 3--If the amount of your contributions allocated to the Fixed Interest Account on page D, in column 1, line 1 is less than 100%, allocate your remaining contributions to one or more of the funds on page D in column 1. This column must total 100% when complete.

..    ALLOCATOR(SM)

     EACH MONTH A DOLLAR AMOUNT THAT YOU SELECT IS TRANSFERRED FROM THE FIXED INTEREST ACCOUNT TO ANY FUNDING CHOICE YOU
     SELECT.

     STEP 1--Indicate what percentage of your contributions will be allocated to the Fixed Interest Account on page D, in column 1.

     STEP 2--Please indicate the amount to transfer from the Fixed Interest Account $ ____________ per month.
             ($50 minimum)

     STEP 3--The amount indicated in Step 2 is transferred from the Fixed Interest Account to any of the funding choices you select on page D in column 3. This column should total 100% when completed.

     STEP 4--If the amount of your contribution allocated to the Fixed Interest Account in step 1 above is less than
             100%, allocate your remaining contributions, (not to be used by the Allocator Strategy), to one or more of the funding choices on page D, in column 1. This column must total 100% when complete.

     STEP 5--Select the day of the month of the first transfer ____/____/____ Must be between the 1st and 28th of the month (actual date may vary due to weekends, holidays, etc.)

     STEP 6--Select the transfer time frame by checking the appropriate box
             [_]For as long as there is money in the Fixed Interest Account OR [_]Specific number of months ______
             (ex 12, 24, 36, etc.)

Note: The first transfer will be made on the date the amounts are allocated to the Allocator option. Subsequent transfers will be made on the same day in subsequent months.

All amounts in the Fixed Interest Account, including subsequent contributions made to the Fixed Interest Account, will be transferred as part of the Allocator Strategy, if you choose to make transfers for as long as you have money in the Fixed
Interest Account.

Please note if the Allocator was selected, another strategy cannot be selected at this time.

..    REBALANCER(R)

     Each quarter amounts are transferred among your current funding choices to bring the percentages of your account balance in each choice back to your original allocation. This strategy will affect 100% of your current and future allocations. On page D, use column 1 to choose your funding choices.

..    INDEX SELECTOR(SM) (Not available with MetLife Lifetime Withdrawal Guarantee Rider)

     Each quarter MetLife will rebalance the amount in the Index Divisions and the Fixed Interest Account (if applicable)
     to match the allocation percentages for the model you select. MetLife will allocate 100% of your initial and future contributions based on the current allocation for the Index Selector model you choose. The model's current allocation may change at any time (MetLife will notify you of changes). You may change your choice of model at any time. See your Representative for information on the current allocations for each model and for help in determining your Risk Tolerance. (Choose one model below and skip to page E, Section 4)

     SELECT ONE MODEL: [_] Conservative [_] Conservative to Moderate [_] Moderate [_] Moderate to Aggressive
                       [_] Aggressive

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                               [A] [B] [C] [D] [E]
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3.   ALLOCATION SELECTION

Indicate the percentage of your initial contributions to be allocated to each funding choice. Percentages must be in whole numbers. This allocation will also apply to future contributions unless changed by the Participant. You may change your allocation at any time.

Please note, if there are no Automated Investment Strategies chosen from Section 2 on page C complete column 1 only. If any Automated Investment Strategies from Section 2 were chosen, follow the steps as outlined on those pages.

If the MetLife Lifetime Withdrawal Guarantee Rider has been selected, you are limited to only one of the Asset Allocation
Portfolio funding choices numbered 1 through 4 on the list below.

All columns (if utilized) must total 100%.

IF AN AUTOMATED INVESTMENT STRATEGY IS SELECTED, PLEASE CHECK APPROPRIATE BOX.

[_] Equity Generator   [_] Allocator   [_] Rebalancer   [_] Index Selector

 Column 1                          Column 2                           Column 3

                                                                   EQUITY GENERATOR
                                                                    (Select 1 Fund)
ALLOCATION                       FUNDING OPTIONS                       ALLOCATOR
-----------------------------------------------------------------------------------
      %     Fixed Interest Account                                         %
      %     American Funds Bond                                            %
      %     BlackRock Bond Income                                          %
      %     Lehman Brothers Aggregate Bond Index                           %
      %     PIMCO Inflation Protected Bond                                 %
      %     PIMCO Total Return                                             %
      %     Western Asset Management Strategic Bond Opportunities          %
      %     Western Asset Management U.S. Government                       %
      %     Lord Abbett Bond Debenture                                     %
      %     Neuberger Berman Real Estate                                   %
      %     American Funds Growth                                          %
      %     American Funds Growth-Income                                   %
      %     BlackRock Large-Cap Core                                       %
      %     BlackRock Large Cap Value                                      %
      %     BlackRock Legacy Large Cap Growth                              %
      %     Calvert Social Balanced                                        %
      %     Davis Venture Value                                            %
      %     FI Large Cap                                                   %
      %     FI Value Leaders                                               %
      %     Harris Oakmark Large Cap Value                                 %
      %     Janus Forty                                                    %
      %     MetLife Stock Index                                            %
      %     MFS(R) Total Return                                            %
      %     Oppenheimer Capital Appreciation                               %
      %     T.Rowe Price Large Cap Growth                                  %
      %     FI Mid Cap Opportunities                                       %
      %     Harris Oakmark Focused Value                                   %
      %     Lazard Mid-Cap                                                 %
      %     MetLife Mid Cap Stock Index                                    %
      %     Neuberger Berman Mid Cap Value                                 %
      %     T.Rowe Price Mid-Cap Growth                                    %
      %     BlackRock Strategic Value                                      %
      %     Franklin-Templeton Small Cap Growth                            %
      %     Loomis Sayles Small Cap                                        %
      %     Met/AIM Small Cap Growth                                       %
      %     RCM Technology                                                 %
      %     Russell 2000(R) Index                                          %
      %     T.Rowe Price Small Cap Growth                                  %
      %     Third Avenue Small Cap Value                                   %
      %     American Funds Global Small Capitalization                     %
      %     Harris Oakmark International                                   %
      %     MFS(R) Research International                                  %
      %     Morgan Stanley EAFE(R) Index                                   %

               PORTFOLIOS THAT INVEST IN EXCHANGE TRADED FUNDS
      %     Cyclical Growth & Income ETF                                   %
      %     Cyclical Growth ETF                                            %

                         ASSET ALLOCATION PORTFOLIOS
      %     (1) MetLife Conservative Allocation                            %
      %     (2) MetLife Conservative to Moderate Allocation                %
      %     (3) MetLife Moderate Allocation                                %
      %     (4) MetLife Moderate to Aggressive Allocation                  %
      %     (5) MetLife Aggressive Allocation                              %
   100%                                                                 100%

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4.   TELEPHONE TRANSACTION AND ESERVICE AUTHORIZATION

MetLife Representative Telephone Transaction and eSERVICE Authorization [_] Yes  [_] No

If you check YES above, your MetLife Representative will be given authority to conduct certain transactions on your behalf based on your instructions unless prohibited by state law or your employer (if applicable). These instructions include (1) transfers between funding choices, (2) changes to investment strategies, and (3) changes in allocation of future contributions. This does not include discretionary transactions initiated without your instructions. This authorization will remain valid until MetLife receives written notice from you terminating this privilege or until your current MetLife Representative changes. MetLife will employ reasonable security procedures to confirm that instructions communicated about your account by telephone are genuine. MetLife or the Separate Account will not be liable for any loss, expense or cost arising out of any request that MetLife reasonably believes to be genuine.

5.   SIGNATURE(S)

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.

What this means for you: When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. We may ask to see your drivers's license or other identifying documents.

I understand that I should notify Metropolitan Life Insurance Company if any information contained in this application should change.

I certify that the funding allocation, class selection, and riders meet(s) the needs of my/our current investment objectives and risk tolerance.

_____________________________________________________________________________________________________    ________________
Participant's Signature                                                                                  Date

6.   REPRESENTATIVES REQUIRED INFORMATION

Writing agent completes Section 1. All other agents complete Section 2.

SECTION 1

     AGENCY INDEX  REPRESENTATIVE'S NAME  SALES OFFICE NAME & NUMBER  % CREDIT  REPRESENTATIVE'S SIGNATURE
---  ------------  ---------------------  --------------------------  --------  --------------------------

___  ____________  _____________________  __________________________  ________  __________________________

SECTION 2

     AGENCY INDEX  REPRESENTATIVE'S NAME  SALES OFFICE NAME & NUMBER  % CREDIT  REPRESENTATIVE'S SIGNATURE
---  ------------  ---------------------  --------------------------  --------  --------------------------

2ND  ____________  _____________________  __________________________  ________  __________________________

3RD  ____________  _____________________  __________________________  ________  __________________________

4TH  ____________  _____________________  __________________________  ________  __________________________

5TH  ____________  _____________________  __________________________  ________  __________________________

..    Commissions will be split in the agreed proportion.

..    The full amount will be credited to the remaining representative(s) if one or more is no longer servicing the account.

..    Whole % only.

..    MLR representatives can only split two ways.

Approved  ______________________________________________________________________________________________    ________________
          Branch Manager/District Sales Manager's Signature (only required on split commission business)    Date

All representatives must be appropriately FINRA registered and state insurance licensed at the time of the sale to receive commission.

If contract is being split between different sales offices, a copy is to be sent to the Manager(s) not signing the form.
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ADMIN FFS VER1 (04/07) eF                                           LGWB (04/07)

                               [A] [B] [C] [D] [E]
                                               ---

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
STATEMENT OF CLIENT INFORMATION

To complete the form,follow the instructions on the reverse side.In connection with the provisions of the USA PATRIOT
Act,this form must be completed for each new product or new account established with the Metropolitan Life Insurance
Company.Please submit this form with all new business applications and any required supplemental documentation to the appropriate processing area.

SECTION 1 -- OWNERSHIP INFORMATION (If completing section B,please attach applicable supplemental documents,if required.)

A.   NATURAL OWNERSHIP

     If insured/annuitant is different than owner,please identify relationship to owner and reason owner is different than insured/annuitant:

_________________________________________________________________________________________________________________________

Owner Name _______________________________________________   SSN/TIN_____________________________________________________

Owner's Street address __________________________________________________________________________________________________

Telephone_________________________________________________   Date of Birth (mm/dd/yyyy) _________ / _________ / _________

Citizenship ______________________________________________   Country of legal residence _________________________________

Employer Name ____________________________________________   Employer Address____________________________________________

Position/Title ___________________________________________   Length of Employment _______________________________________

ID verification used: [_]US driver's license [_]Greencard [_] Passport [_]Other Government Issued ID_____________________

ID Issuer_____________ ID Reference # _____________ ID Issue date ___ / ___ / ___ ID Expiration date_____ / _____ / _____

Joint Owner / Attorney in Fact / Custodian / Guardian / (circle one) Name _________________ SSN/TIN _____________________

Street address___________________________________________________________________________________________________________

Telephone_________________________________________________   Date of Birth (mm/dd/yyyy) _________ / _________ / _________

Citizenship ______________________________________________   Country of legal residence _________________________________

Employer Name ____________________________________________   Employer Address____________________________________________

Position/Title ___________________________________________   Length of Employment________________________________________

ID verification used: [_]US driver's license [_]Greencard [_] Passport [_]Other Government Issued ID ____________________

ID Issuer_____________ ID Reference # _____________ ID Issue date ___ / ___ / ___ ID Expiration date_____ / _____ / _____

B.   ENTITY OWNERSHIP

Name of Entity Owner ____________________________________________________________________________________________________

Indicate ownership Type: [_] Corporation [_] Partnership [_] LLC [_] Trust [_] Sole Proprietorship
                         [_] Other, please describe ____________

TIN: ______________________________   Nature of Business: _______________________________________________________________

     Is entity publicly traded*? [_] Yes [_] No

Business street address _________________________________________________________________________________________________

Business Telephone ( _____ ) _________________ Fax ( _____ ) ___________________ E-mail/website _________________________

Supporting Documentation Attached: [_] Articles of incorporation/Government issued business license
                                   [_] Partnership Agreement [_] LLC Operating Agreement [_] Trust Documents
                                   [_] Other_____________________________

*    Note:If Yes,supporting documents are not required.
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SOCI-VA (04/07)                                                               eF

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
C.   REPRESENTATIVE CERTIFICATION

     FOR NATURAL OWNERSHIP ONLY
     --------------------------

     [_]  I certify that I PERSONALLY MET WITH THE OWNER(S) AND REVIEWED THE IDENTIFICATION DOCUMENTS. To the best of my knowledge the documents accurately reflect the identity of the owner(s);OR

     [_]  I DID NOT MEET IN PERSON WITH THE OWNER(S) OR I WAS OTHERWISE UNABLE TO PERSONALLY REVIEW THE IDENTIFICATION
          DOCUMENTS. I certify that,to the best of my knowledge,the identification information provided by the owner(s),either by mail or phone is accurate.

     FOR ENTITY OWNERSHIP ONLY
     -------------------------

     [_]  I certify that I PERSONALLY MET WITH THE LEGAL REPRESENTATIVE(S) OF THE ENTITY AND REVIEWED THE IDENTIFICATION
          DOCUMENTS OF THE ENTITY. To the best of my knowledge the documents accurately reflect the identity of the entity;OR

     [_]  I DID NOT MEET IN PERSON WITH THE LEGAL REPRESENTATIVE(S) OF THE ENTITY OR I WAS OTHERWISE UNABLE TO PERSONALLY
          REVIEW THE ENTITY'S IDENTIFICATION DOCUMENTS. I certify that, to the best of my knowledge, the entity's identification information provided by the legal representative(s),either by mail or by phone,is accurate.

     Statement of Representative, All answers are correct to the best of my knowledge.

          .    I have provided the Proposed Owner with MetLife's Customer Privacy Notice, prior to or at the time he/she completed the application form.

          .    I have provided the Proposed Owner with the Producer Compensation Disclosure Form, prior to or at the time he/she completed the application form.

          .    If applicable, I have provided the Proposed Owner with the Important Information for Members of the
               Military Services and their Dependents.

          .    I have delivered a current prospectus,and all required fund prospectuses.

          .    The customer has been informed of various features of the product including, but not limited to the potential surrender period and surrender charges, potential tax penalties for selling or redeeming before reaching the age of 59 1/2, mortality and expense fees, investment division money manager fees, potential charges for and features of riders, the insurance and investment components, and market risk.

          .    I have reviewed the financial situation of the Proposed Owner as disclosed and believe that a variable annuity contract would be suitable for this Proposed Owner and that he/she would benefit from certain features, such as tax-deferred growth, annuitization, or a death or living benefit.

          .    I believe that this transaction as a whole including the underlying investment divisions selected, the riders and similar enhancements, if any,are suitable for this Proposed Owner based on the information he/she has disclosed.

          .    I am properly FINRA registered and licensed in the state where the Proposed Owner signed this application.

          .    I have provided a copy of the Disclosure Notice to the Owner(s) which includes the disclosure of investment objective definitions and identity verification.

     Signature of Representative:___________________________________________________   Date: ____________________________
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SOCI-VA (04/07)                                                               eF

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
INSTRUCTIONS
------------

OWNERSHIP INFORMATION

..    If the contract owner is a natural person or persons, complete section A. If the owner is a trust, corporation, partnership, LLC, or sole proprietor, complete section B.

SECTION A

..    Indicate the owner's name,social security or tax id number,and citizenship.

..    Indicate the owner's employer,employer's address,position title,and length of employment.

..    You must verify the identity of all owners. When opening an account for a person who lacks legal capacity, the identity of the Attorney In Fact must be verified and documented. You may verify identity using a state issued driver's license, a greencard, or a passport. If you use any other form of picture identification you must list the
                                                                                ----------------------
     type of identification used. In all cases, note the identification card's reference number (e.g. CT-021-74-5555)
     and expiration date. You should attempt to meet with all owners in person. If, however, you are unable to meet one of the owner's in person, you may request the required information by mail or phone. Always indicate how the information was obtained by checking the appropriate box, "in person", "by mail",or "by phone".

..    If the ownership type is "Other" and the owner is a minor or incompetent and the product is purchased or account is opened under a custodial or guardianship account, the identity of the custodian/guardian must be verified and documented in the applicable section of the Statement. If identification verification is not available for the minor or incompetent, all other relevant information on the minor or incompetent should be captured under Ownership
     Information.

SECTION B

..    Identify the name of the Trust or Business, its tax id number, and if applicable, the nature of the business (e.g.
     retail store, restaurant, school system, etc.)

..    Check "Yes"or "No"for business owners to indicate if the business is publicly traded or not.

..    Identify the state in which the Trust or business is registered.

..    Provide the business address,telephone number,fax number,and if available,an email address or website address.

..    For SEP/SIMPLE Only: Representatives must have first hand knowledge of the existence of a legitimate business in order to establish a contract to be owned by that business. Please indicate how you developed you familiarity with the business owner of the proposed contract using one of the check boxes provided, or by selecting "other" and providing a detailed explanation. You must indicate how the information about the business was obtained.

..    Indicate the name (s) of all legal representatives authorized to initiate transactions within the contract on behalf of the business or Trust owner. You must provide the legal representative's social security number and verify identity in the same manner as described above in section A. IF MORE THAN TWO LEGAL REPRESENTATIVES HAVE
     OWNERSHIP AUTHORITY, ATTACH ADDITIONAL COPIES OF SECTION 2 B TO THE APPLICATION.

..    ATTACHMENTS: As a corporation, partnership, L.L.C., or Trust will own the contract, you must attach a copy of the articles of incorporation, partnership agreement, organizing documents, LLC Operating Agreement, or Trust documents, respectively. Where applicable, documentation must reflect a state stamp or similar evidence of state registration. This is generally available on the first and signature pages of the organizing documents.

SECTION C. REPRESENTATIVE CERTIFICATION

You must certify either that you personally reviewed the identification documents and to the best of your knowledge the documents accurately reflect the identity of the owner/legal representative(s); or that you did not meet with the owner/legal representative(s) in person, and that to the best of your knowledge, the information provided by mail or by phone is true and accurate. If, through verifying the identity of an owner, you identify any concerns, you should contact your manager immediately.

Please review all statements in this section. You are acknowledging that each point has been addressed with the Proposed
Owner.
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SOCI-VA (04/07)                                                               eF